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                                                                   EXHIBIT 10.01

                                BUY-OUT AGREEMENT

         THIS BUY-OUT AGREEMENT (this "Agreement") is made and entered into, as of this 30 day of December, 2003 (the "Effective Date"), by and between Matrixx Initiatives, Inc. (formerly Gum Tech International, Inc.) ("Matrixx") and Gary Kehoe ("Kehoe"), who are collectively referred to herein as the "Parties."

                                    RECITALS

         A. Kehoe was formerly employed by Mattrix and is currently a Consultant to Matrixx pursuant to that certain Consulting Agreement, dated June 2, 2000 (the "Consulting Agreement").

         B. The Parties desire to terminate the consulting relationship and release Matrixx of any future obligations to Kehoe.

                                    AGREEMENT

         In consideration of the foregoing recitals and the covenants and conditions contained herein, each of the Parties, intending to be legally bound, agrees as follows:

         1.       Payment from Matrixx.

         Matrixx shall pay to Kehoe the sum of $250,000.00 within one week of the execution of this Agreement, which Kehoe agrees to accept as full payment for his services under the Consulting Agreement and for the agreements contained in this Agreement. This amount is in addition to a $12,500.00 payment due for services in December 2003.

         2.       General Release.

         Kehoe and all persons or entities claiming by or through him, including, without limitation, his heirs, partners, representatives, employees, agents, insurers, associates, affiliates, administrators, attorneys, successors and assigns, hereby forever and fully release, waive, and discharge Matrixx and all persons or entities claiming by or through Matrixx, including, without limitation, its respective officers, directors, partners, representatives, employees, agents, shareholders, affiliates, insurers, associates, predecessors- or successors-in-interest, administrators, attorneys, successors and assigns, from any claim, duty, obligation or cause of action of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, related to or arising out of or with respect to Kehoe's previous employment with Matrixx and/or the Consulting Agreement.

         3.       Continuing Obligations.

         The Consulting Agreement is hereby terminated, provided, however, that for so long as Kehoe has any confidential and/or proprietary information of Matrixx,* Kehoe agrees to maintain the confidentiality of such information and otherwise remain obligated under the terms of Section 7 of the Consulting Agreement. In addition,* Kehoe acknowledges Matrixx's ownership

                                     * As it pertains to Nicotine gum. (SM - JV)


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of the *intellectual property and other assets as set forth under Sections 7,
9, 10 and 11 of the Consulting Agreement and agrees to remain obligated under the terms of such sections.

         4.       Voluntary Execution of Agreement.

         This Agreement is executed voluntarily and without any duress or undue influence on behalf of any Party, with the full intent of releasing all claims released herein. Each of the Parties acknowledges that it has been, or has been given the opportunity, to be represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, it understands the terms and consequences of this Agreement and of the releases contained herein, and it is fully aware of the legal and binding effect of this Agreement.

         5.       General Provisions.

                  5.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

                  5.2 Successors and Assigns. Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their respective legal representatives, successors and assigns.

                  5.3 Interpretation. This is a mutually prepared document and the language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party.

                  5.4 Integration. This Agreement sets forth the entire agreement between the Parties with regard to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, covenants, and warranties with respect to the subject matter of this Agreement are superseded by this Agreement. This is an integrated agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below,

Dated: 12/30/03                         MATRIXX INITIATIVES, INC.

                                        By: /s/ William J. Hemelt
                                            ------------------------------------
                                        Its: EVP & CFO
                                             -----------------------------------

Dated: 12/31/03                         /s/ Gary Kehoe
                                        ----------------------------------------
                                        Gary Kehoe

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